Exhibit 10.44
SEPARATION AGREEMENT & GENERAL RELEASE

THIS SEPARATION AGREEMENT & GENERAL RELEASE (“Agreement”) is made and entered into by and between DAVID T. “TY” HOWTON (“Employee”) and VERTEX PHARMACEUTICALS INCORPORATED (the “Company”) as of the Effective Date (as such term is defined in Section 12 below).
WHEREAS, Employee and the Company executed an Employment Agreement dated the 26th day of January, 2012 (the “Employment Agreement”).
WHEREAS, Employee is entitled to a Severance Payment and other post-employment benefits if he signs a general release of all claims against the Company, its subsidiaries, and their officers, directors, agents and representatives.
WHEREAS, the Company wishes to provide Employee with certain additional transition pay in exchange for Employee signing and returning this Agreement as provided in Section 12 below.
NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants contained herein and other good and valuable consideration to which Employee agrees Employee is not otherwise entitled, it is hereby agreed by and between the parties hereto as follows:
1.SEPARATION OF EMPLOYMENT & TRANSITION PAY. Employee is hereby notified that his employment has been terminated by the Company without cause, effective as of Friday, November 2, 2012 (the “Separation Date”), and Employee shall thereafter cease to be an employee or officer of the Company for all purposes. In accordance with Employee’s Employment Agreement, if Employee signs this Agreement and it becomes effective as set forth in Section 12 below, in exchange for the general release and the other terms set forth herein, the Company will provide Employee with:
(a)    a severance payment of $412,000.12;
(b)    a payment of $144,200.04 representing Employee’s target bonus for 2012; and
(c)    a supplemental transition payment of $305,000.00.
The payments set forth in this Section 1 shall be subject to voluntarily authorized and legally required payroll deductions and withholdings, and shall be payable in a lump sum on or before the Company’s first regular pay date immediately following the Effective Date of this Agreement.
2.    MEDICAL INSURANCE. To the extent permitted by the federal COBRA law and by the Company’s current group medical insurance policies, and provided that COBRA is properly elected, Employee will be eligible for continued participation in the Company’s group medical insurance plan(s), to the extent that such coverage is extended to current employees of the Company. If Employee signs this Agreement and it becomes effective as set forth in Section 12 below, and if Employee properly elects continued participation in the Company’s group medical insurance plan(s), the Company will pay the entire premium for such coverage until the earlier of: (a) the date twelve (12) months following the Separation Date, or (b) the date, or dates, on which Employee receives equivalent coverage and benefits under the plans, programs and/or arrangements of a subsequent employer. At the end of the applicable period, and pursuant to the provisions of COBRA, Employee will have the right to continue Employee’s participation, at

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Employee’s own cost. The Company’s payment of the premium does not extend the length of the COBRA continuation period. A notice of Employee’s COBRA rights will be provided under separate cover.
3.    ACCRUED SALARY & PAID VACATION. On the Separation Date, the Company will pay Employee all accrued salary and all accrued and unused vacation, less standard applicable payroll deductions and withholdings. Employee is entitled to these payments irrespective of whether Employee signs this Agreement. If Employee has taken days of vacation not yet earned, then the dollar value of that vacation will be deducted from Employee’s transition pay. If the transition pay does not exceed the value of the unearned vacation, or if this Agreement does not become a binding legal agreement between the parties, Employee will be required to reimburse the Company for the unearned vacation in accordance with applicable law.
4.    EQUITY. Employee’s equity granted pursuant to the Company’s 1996 and 2006 Stock & Option Plan (the “Stock Plan”) will vest in accordance with the appropriate stock plan and Employee’s equity agreement with the Company. The Company will provide Employee with a summary of Employee’s equity information under separate cover.
5.    OTHER BENEFITS OR COMPENSATION. The terms of this agreement shall not modify the terms of the “Amended & Restated Change of Control Agreement” dated January 26, 2012, previously entered into by and between Employee and the Company. Employee’s participation in all Company benefit plans will terminate as of the Separation Date, except as expressly provided herein. Employee represents and warrants that Employee has received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement. Employee also affirms that Employee has no known workplace injuries or occupational diseases. The benefits provided hereunder are not intended to and do not constitute a severance plan.
6.    RETURN OF COMPANY PROPERTY; EXPENSE REIMBURSEMENT. Employee represents that on or before the Separation Date, all Company documents (and all copies thereof) and other Company property and materials in Employee’s possession or control, including, but not limited to, Company files, notes, memoranda, correspondence, lists, drawings, records, plans and forecasts, computer-recorded information, tangible property, equipment, credit cards, entry cards, identification badges and keys, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof) have been returned to the Company. Employee further represents that on or before the Separation Date, Employee has submitted a final documented expense reimbursement statement reflecting all business expenses Employee incurred through the Separation Date, if any, for which Employee seeks reimbursement. Employee will not be entitled to reimbursement for any expenses incurred by Employee after the Separation Date.
7.    PROPRIETARY INFORMATION OBLIGATIONS. Nothing herein shall impair Employee’s covenants and obligations set forth in the “Employee Non-Disclosure, Non-Competition & Inventions Agreement” (the “Inventions Agreement”) previously executed by Employee, a copy of which is attached hereto as Exhibit A and is incorporated herein by reference, and Employee shall otherwise abide by all common law and/or statutory obligations relating to protection and non-disclosure of Company’s trade secrets and/or confidential and proprietary documents and information.
8.    CONFIDENTIALITY. The provisions of this Agreement shall be held by Employee in strictest confidence, and shall not be publicized or disclosed in any manner whatsoever; provided, however, that Employee may disclose this Agreement, in confidence, to: (a) Employee’s immediate family; (b) Employee’s

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attorneys, accountants, auditors, tax preparers, and financial advisors; and (c) as required in connection with legal process or in response to a valid request for information by a regulatory body.
9.    COOPERATION. Employee shall provide the Company with assistance regarding any claim or dispute, whether threatened or actual, against the Company by any third party arising out of services provided by Employee, in any capacity, during his employment at the Company, which assistance shall include, but not be limited to, providing consultation, responding to interrogatories, appearing at depositions and testifying in any investigation, settlement proceeding or litigation proceeding. Under no circumstances shall Employee charge the Company or any insurer of the Company for such assistance, provided that the Company shall reimburse Employee for all reasonable out-of-pocket expenses, including travel expenses, incurred by Employee when providing such assistance. Such out-of-pocket expenses do not include attorneys’ fees, should Employee retain separate counsel.
10.    NON-DISPARAGEMENT. Employee shall not make or publish, directly or indirectly, any oral or written statements or comments with respect to the Company, its parents, affiliates and subsidiaries, and their officers, directors, agents, employees, attorneys, shareholders, successors and assigns that are critical, derogatory, or which may tend to injure their business or reputation.
11.    EMPLOYEE’S RELEASE OF CLAIMS. Employee hereby releases, acquits and forever discharges the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates (collectively, the “Releasees”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with Employee’s employment with the Company or the termination of that employment; all claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; all claims pursuant to any federal, state or local law, statute or cause of action including, but not limited to, the Age Discrimination in Employment Act, as amended; the Civil Rights Act of 1964, as amended; the Americans With Disabilities Act of 1990; the Worker Adjustment and Retraining Notification Act of 1988, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Family and Medical Leave Act of 1993, as amended; the Massachusetts Fair Employment Practices Act, Civil Rights Act, Equal Pay Act, Maternity Leave Act, Privacy Statute, Consumer Protection Act, and labor code; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; and all claims that might be made by any other person or organization on Employee’s behalf (and Employee specifically waives any right to recover damage awards in any case in which a claim is made by another person or organization on Employee’s behalf). Notwithstanding the foregoing, nothing in this Agreement shall bar or prohibit Employee from contacting, seeking assistance from or participating in any proceeding before any federal or state administrative agency to the extent permitted by applicable federal, state and/or local law (but Employee acknowledges that Employee may not be able to recover any monetary benefits in connection with any such participation or proceeding), nor shall anything in this paragraph bar or prohibit Employee from enforcing Employee’s rights or the Company’s obligations under this Agreement. This Agreement is not intended to, and does not govern, any claims that cannot be release by private agreement.
12.    ADEA WAIVER; EFFECTIVE DATE OF AGREEMENT. Employee acknowledges that Employee knowingly and voluntarily waives and releases any rights Employee may have under the Age

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Discrimination in Employment Act, as amended (“ADEA”). Employee acknowledges that the consideration given for the release in this Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that Employee has been advised by this writing that: (a) Employee’s waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) Employee should consult with an attorney prior to executing this Agreement; (c) Employee has twenty-one (21) days from the date that Employee receives this Agreement to accept the terms of this Agreement (although Employee may choose to voluntarily execute this Agreement earlier) by signing below and returning it to Vertex Pharmaceuticals Incorporated, c/o Lisa Kelly-Croswell, Sr. Vice President, Human Resources, 130 Waverly Street, Cambridge, MA 02139; (d) if Employee thereafter desires to revoke acceptance of this Agreement, Employee must do so by notice to Lisa Kelly-Croswell within seven (7) days following the execution of this Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by Employee, and Employee has not revoked Employee’s acceptance of this Agreement (the “Effective Date”). The parties agree that any changes to the offer in this Agreement, whether material or not, do not restart the running of the 21-day period. This Section applies to the extent permitted by law and, in the event any claim or charge is permitted by law, Employee expressly waives Employee’s right to receive any relief, recovery and/or damages as a result of any such charge or claim.
13.    COVENANTS. Employee’s breach of any of the covenants set forth in this Agreement shall constitute a material breach of this Agreement and shall relieve the Company of any further obligations hereunder. In addition to any other legal or equitable remedy available to the Company, the Company shall be entitled to recover any monies paid to or on behalf of Employee pursuant to this Agreement and shall be entitled to enforce the terms of the non-compete provisions under the Inventions Agreement.
14.    ENTIRE AGREEMENT; REPRESENTATIONS. This Agreement and all documents incorporated herein by reference, including all exhibits, constitute the complete, final and exclusive embodiment of the entire agreement between Employee and Company with regard to the subject matter hereof. It supersedes any and all agreements entered into by and between Employee and Company where such other agreement may conflict with this Agreement. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. It may not be modified except in a writing signed by Employee and a duly authorized officer of the Company. Employee represents that Employee has carefully read this Agreement, has been afforded the opportunity to be advised of its meaning and consequences by Employee’s attorney, and has signed the same of Employee’s own free will.
15.    NO LIABILITY OR WRONGDOING. The parties hereto agree and acknowledge that this Agreement is intended only to settle all matters between the parties and nothing contained in this Agreement, nor any of its terms and provisions, nor any of the negotiations or proceedings connected with it, constitutes, will be construed to constitute, will be offered in evidence as, received in evidence as and/or deemed to be evidence of an admission of liability or wrongdoing by any and/or all of the Releasees, and any such liability or wrongdoing is hereby expressly denied by each of the Releasees.
16.    MISCELLANEOUS. This Agreement shall bind the heirs, personal representatives, successors, assigns, executors and administrators of each party, and inure to the benefit of each party, its heirs, successors and assigns. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts as applied to contracts made and to be performed entirely within Massachusetts. If a court of competent jurisdiction determines that any term or provision of this Agreement is invalid or unenforceable, in whole or in part, then the remaining terms and provisions hereof shall be unimpaired, the invalid or unenforceable term or provision shall be modified or replaced so as to render it valid and enforceable in a manner which represents the parties’ intention with

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respect to the invalid or unenforceable term or provision insofar as possible. This Agreement may not be modified, altered or changed except upon express written consent of all parties wherein specific reference is made to this Agreement. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE TO FOLLOW]

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SEPARATION AGREEMENT & GENERAL RELEASE

[SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Agreement to be executed as follows:

VERTEX PHARMACEUTICALS INCORPORATED

By: /s/ Lisa Kelly-Croswell

Name: Lisa Kelly-Croswell

Title: Sr. Vice President, Human Resources

Date: _11/29/2012_____________________

EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND GENERAL RELEASE, AND IS HEREBY ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT AND GENERAL RELEASE.

EMPLOYEE FURTHER ACKNOWLEDGES AND AGREES THAT EMPLOYEE HAS CAREFULLY READ THIS AGREEMENT AND GENERAL RELEASE IN ITS ENTIRETY, FULLY UNDERSTANDS THE SIGNIFICANCE OF ALL OF ITS TERMS AND PROVISIONS, AND AGREES TO FULFILL THE PROMISES AND RECEIVE THE CONSIDERATION ABOVE.

ACCORDINGLY, EMPLOYEE ACKNOWLEDGES AND AGREES THAT EMPLOYEE IS EXECUTING THIS AGREEMENT AND GENERAL RELEASE FREELY, KNOWINGLY AND VOLUNTARILY, AND AFTER DUE CONSIDERATION, INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS EMPLOYEE HAS OR MIGHT HAVE AGAINST THE RELEASEES, INCLUDING ANY AND ALL CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT.

EMPLOYEE

/s/ David T. Howton

Date: 11/29/2012______________________

Date Separation Agreement & General Release Delivered to Employee: November 7, 2012

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